EXHIBIT 10.34

                           AGREEMENT


  1.   EFFECTIVE DATE: September 17, 1998.

  2.   PARTIES:

       2.1.  JAMES E. ACRIDGE, an unmarried man ("Borrower"); and

       2.2.  GIANT INDUSTRIES, INC., a Delaware corporation
  ("Lender").

  3.   RECITALS:

      3.1. Lender is making a loan in the original principal sum of $4,000,000.00 (the "Loan") to Borrower in accordance with the terms of a Promissory Note of even date herewith (the "Note").

      3.2 Lender and Borrower desire to memorialize certain agreements made between them in connection with the Loan.

      3.3 Borrower is willing to make the agreements contained herein in consideration of Lender having made the Loan to Borrower, and Lender is willing to make the Loan to Borrower only upon the additional terms and conditions set forth in this Agreement.

      3.4 Lender has determined that it has, as one of the business purposes in making the Loan to Borrower, the protection of the value of its common stock, of which Borrower is one of the principal owners, from the effects of any foreclosure of stock pledges made by Borrower in the event of adverse action by lenders holding pledges of such stock ("Stock Pledges").

      3.5 Borrower desires to avoid any such adverse action, and desires to make certain agreements with Lender to protect against any such adverse action.

  4.  AGREEMENTS

      4.1 ADOPTION OF RECITALS. The foregoing recitals are adopted as agreements of the parties and not as mere recitals of fact, and are incorporated herein.

      4.2 NOTICE OF STATUS OF STOCK PLEDGES. Borrower agrees to provide to Lender, immediately upon receipt thereof, written notice of (and in the case of an item which is written, true copies of):

           4.2.1.  any notice of default received on any Stock
  Pledge or the underlying loan which Stock Pledge secures;

           4.2.2.  any margin call or other demand for the
  furnishing of any additional security for any loan secured by a Stock Pledge which Borrower is unable or unwilling to satisfy;

           4.2.3. any notice of any fact which, with the passage of time, will become a default under any loan secured by a Stock Pledge;

           4.2.4. any notice that any lender holding a loan secured by a Stock Pledge deems itself insecure or for any other reason demands payment of the loan or gives notice that it will not renew the loan upon its maturity even if such renewal is requested by Borrower;

           4.2.5. any notice that any lender refuses to renew a loan secured by a Stock Pledge following application or other request for renewal by Borrower;

           4.2.6. any demand for payment by any lender under a loan secured by a Stock Pledge, whether or not there is any claim of default (other than requests for payments due in the ordinary course of such loan which are not of a material amount); or

           4.2.7. the receipt of any levy or notice of levy or issuance of a writ of replevin, execution or other writ of any nature against any stock of Lender owned by Borrower, whether or not such stock is subject to a Stock Pledge.

           Any such notice shall be referred to herein as a "Default
  Notice".

      4.3 RIGHT OF FIRST REFUSAL. So long as there is an unpaid balance under the Loan, in the event Borrower decides to sell or otherwise dispose of any of the stock subject to a Stock Pledge, Borrower shall first give written notice to Lender of his intent to sell or otherwise dispose of the stock, with all details of the intended disposition, including but not limited to the identity of the transferee; the price upon sale or disposition; and the terms of such sale or disposition. Borrower agrees that he shall not complete such contemplated sale or disposition until the earlier of ten days after said notice or a written waiver by Lender of this right of first refusal. During the ten day period, Lender shall be entitled to elect to exercise this right of first refusal by giving written notice to Borrower of such election. In the event the election is to exercise the right of first refusal, then Lender shall proceed to close the transaction upon the same terms and conditions as were contained in the original notice from Borrower, or upon such other terms as Borrower and Lender may thereupon agree. If Lender does not give notice of election to exercise the right of first refusal on or before the close of business on the 10th day following receipt of written notice by Lender, such right shall lapse as to the stock involved in the notice, and Borrower may sell or dispose of such stock on the same terms and conditions as contained in such notice.

      4.4 NEGATIVE PLEDGE. Borrower agrees that, so long as there is an outstanding balance under the Loan, Borrower shall not, without the prior written consent of Lender (or compliance with the right of first refusal set forth in the preceding section), sell, transfer, encumber or further encumber any of the common stock of Lender owned or controlled by Borrower, and that the sale, transfer or encumbrance of any of such stock shall be a default hereunder, and shall entitle Lender to accelerate the balance due under the Promissory Note and to exercise any or all remedies available to it. The foregoing negative pledge shall not prohibit Borrower from exercising his full borrowing authority under any of the existing loans of Borrower that are secured by a Stock Pledge.

      4.5 PAYMENT OF LOANS SECURED BY STOCK PLEDGES. Borrower agrees that he shall promptly discharge when due all sums due under each loan secured by a Stock Pledge. If Lender determines that a default exists or is imminent, Lender may give notice to Borrower to cure such default or imminent default, and, if Borrower does not do so within ten days (or such shorter period as may be required in any Default Notice), Lender shall have the right, but not the obligation, to cure such default on behalf of Borrower, and any amounts expended pursuant to such cure by Lender shall be added to the indebtedness and shall thereafter bear interest at the default rate set forth in the Promissory Note until paid. Borrower hereby appoints Lender as his attorney in fact for the purpose of making any such cure, which power is coupled with an interest and is irrevocable so long as any balance remains outstanding under the Loan.

      4.6 VOTING RIGHTS. Notwithstanding anything in this agreement to the contrary, during the period of this Agreement or until any stock is actually sold or otherwise transferred out of the control of Borrower, Borrower shall retain all voting rights attributable to such stock, other than as may be specified in any Stock Pledge.

      4.7 RELEASE OF GIANT. Borrower acknowledges with respect to the amounts owing to Lender that Borrower has no offset, defense or counterclaim with respect thereto, no claim or defense in the abatement or reduction thereof, nor any other claim against Lender or with respect to any document forming part of the transaction in respect of which the Note was made, which shall include, but not be limited to, any action which Lender may take in enforcing its rights given under the Note or this Agreement. To the extent any such offset, defense, counterclaim, or other claim (collectively, "Claims") may exist, Borrower, on behalf of himself and his successors and assigns,

           4.7.1. hereby forever and irrevocably releases and discharges Lender and its officers, successors, representatives, agents, attorneys, employees, predecessors, and assigns, and each of them, from any and all Claims, demands, obligations, suits, causes of action, and liabilities whatsoever, in law or in equity, which Borrower had, now has or may have which have arisen out of, or may arise from, any matter, cause, event, or transaction, whether known or unknown, or whether or not presently asserted, arising from or in connection with the Loan, and

           4.7.2. hereby waives the provisions of any law providing that a general release does not extend to claims a party does not know of or suspect to exist at the time it gives such release, and

           4.7.3. Borrower does hereby agree that this waiver and covenant on the part of Borrower is contractual, and not a mere recital, and the parties acknowledge and agree that no liability whatever is admitted by any party, except Borrower's indebtedness to Lender under the Note and its associated documents and this Agreement.

      4.8  GENERAL BORROWER AGREEMENTS.  Borrower agrees:

           4.8.1. to provide Lender with all other documents reasonably required by Lender to give effect to this Agreement;

           4.8.2. Lender has no obligation whatsoever to make any other loans or advances to or for his benefit;

           4.8.3. this Agreement is not intended for and shall not be construed for the benefit of any party not a signatory hereto;

           4.8.4. this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns;

           4.8.5. this Agreement constitutes the entire agreement (including all representations and promises made) among the parties with respect to the subject matter hereof, and no modification or waiver shall be effective unless in writing and signed by the party to be charged;

           4.8.6. the indebtedness represented by the Note and this Agreement is for commercial or business purposes;

           4.8.7.  time is of the essence hereof; and

           4.8.8. Borrower acknowledges that he has thoroughly read and reviewed the terms and provisions of this Agreement and is familiar with the same, that the terms and provisions contained herein are clearly understood by him and have been fully and unconditionally consented to by him, and that Borrower's execution of this Agreement is done freely, voluntarily, with full knowledge and without duress, and that in executing this Agreement, Borrower is relying on no other representations either written or oral, express or implied, made to Borrower by any other party hereto, and that the consideration received by Borrower hereunder has been actual and adequate.

      4.9. NO RELEASE OF STOCK RESTRICTIONS. Nothing contained herein shall annul, release, vary, modify or affect any currently-existing restrictions on any stock of Lender owned by Borrower, all of which shall continue in full force and effect. Lender specifically reserves and shall have all rights and remedies available to it under such stock restrictions for the purpose of compliance with law, regulation or contract.

       4.10. TIME OF THE ESSENCE. Time is of the essence of all provisions of the Note and this Agreement.

       4.11. NOTICES. Any notices required to be sent to any party shall be sent to the parties as follows:

              To Borrower:

                       James E. Acridge
                       23733 North Scottsdale Road
                       Scottsdale, Arizona 85255
                       Facsimile number (602) 585-8985

              To Lender:

                       Office of the General Counsel
                       Giant Industries, Inc.
                       23733 North Scottsdale Road
                       Scottsdale, Arizona 85255
                       Facsimile number (602) 585-8985

       Notices shall be effective upon hand delivery or delivery by facsimile transmission, followed by hand delivery. Either party shall have the right to change the address for notices by delivery of a written notice to such effect to the other party.

       Dated as of the date first above written.

                 BORROWER:

                 /s/ James E. Acridge
                 -------------------------------
                 James E. Acridge

                 LENDER:
                 GIANT INDUSTRIES, INC., a Delaware corporation

                 By:    /s/ Mark B. Cox
                    ----------------------------
                 Name:  Mark B. Cox
                 Title: Treasurer